UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	000-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 22nd Avenue

Brookings, SD 57006

(Address of principal executive offices)

(605) 696-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Management Retention Plan

To help align the interests of executives with those of our shareholders, the Compensation Committee provides a significant portion of the executives’ total compensation opportunity in the form of equity or equity-based awards. To this end, the Committee utilizes programs that are designed to reward executives based on the achievement of specified performance goals, and which align executives’ interests with those of shareholders. In addition, the compensation programs are designed to: (i) attract, retain, and motivate the highest caliber of executive talent; (ii) link bonuses to corporate and individual performance; and (iii) reward executives for their contribution to our success.

In connection with our Compensation Committee’s review of the Company’s compensation practices for executive officers, the Compensation Committee took note that the market price of the common stock of the Company has decreased from a high of $30.75 on June 14, 2006 to a low of $5.66 on March 18, 2008. In light of the substantial decline in market price of the stock of the Company, the Compensation Committee believed that the outstanding stock options and restricted stock issued by the Company were no longer an effective tool to retain and motivate executives, link their incentives to corporate and individual performance and reward executives for their contribution to our success in the event of a change in control that might take place below the prices at which equity incentives were issued to executives.

On May 9, 2008, the Committee adopted the Senior Management Retention Plan (the “Plan”). The Plan applies to each of Donald L. Endres, Chief Executive Officer, Danny C. Herron, President and Chief Financial Officer, William L. Honnef, Senior Vice President, Strategic Initiatives, Paul J. Caudill, Senior Vice President, Operations, Gregory S. Schlicht, Senior Vice President, General Counsel and Corporate Secretary, other officers of the company, and certain other key management employees.

Upon a Change in Control, a Plan participant currently employed by the Company or who is eligible to receive benefits under a change in control agreement, will be eligible to receive a payment based on the stock options and restricted stock granted to such participant prior to May 9, 2008. The payment pursuant to the Plan, if any, will equal to their “Expected Gain” minus their “Realized Gain” (as each such term is defined in the Plan). With respect to options, the Expected Gain will equal the Black-Scholes or other fair value measurement as of the award date, and with respect to restricted stock, the Expected Gain will equal the share price of the Company’s common stock on the award date. The Realized Gain for options will be the amount (if any) by which the Change in Control Price (as defined in the Plan) exceeds the exercise price and the Realized Gain for restricted stock shall equal the Change in Control Price.

If an executive officer is subject to an excise tax under Section 4999 of the Internal Revenue Code, the Company shall make a gross-up payment such that the net amount retained by the participant after deduction of any excise tax imposed, and any federal, state and local income taxes and excise tax shall equal the amount that would have been received if there had been no excise tax imposed on the participant.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 10.1	VeraSun Energy Corporation Senior Management Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: May 14, 2008	By:	/s/ Gregory S. Schlicht
Gregory S. Schlicht
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	VeraSun Energy Corporation Senior Management Retention Plan